Exhibit 7.05

AMENDMENT TO OPERATING AGREEMENT OF

FULCRUM FINANCIAL HOLDINGS, LLC

This Amendment to Operating Agreement of Fulcrum Financial Holdings, LLC (this “Amendment”) is made and entered into effective as of the 3rd day of August, 2007 by and between Fulcrum Financial Holdings, LLC, a Delaware limited liability company (“Company”), and MGI Holdings, Inc., a Nebraska corporation (“MGI”) (collectively, the “Parties”).

W I T N E S S E T H :

WHEREAS, MGI, as the sole member of Company, and McCarthy Capital Corporation, a Nebraska corporation, as the Manager of Company, have previously entered into an Operating Agreement of Fulcrum Financial Holdings, LLC, dated effective August 2, 2007 (the “Operating Agreement”);

WHEREAS, in accordance with Sections 2.2, 9.2 and 9.3 of the Operating Agreement, MGI, as the sole member of Company, desires to amend the Operating Agreement to change Company’s name to MGL Holdings, LLC; and

WHEREAS, in furtherance of the foregoing, the Parties now desire to enter into this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Sections 1.8 and 2.2 of the Operating Agreement are hereby amended to reflect the change in Company’s name by removing all references to “Fulcrum Financial Holdings, LLC” and replacing it with “MGL Holdings, LLC.”

2. An appropriate amendment to Company’s Certificate of Formation reflecting the aforementioned change in name shall be filed with the Secretary of State of the state of Delaware.

3. Except as modified and amended herein, all other terms and conditions of the Operating Agreement shall remain unchanged and in full force and effect. All capitalized terms in this Amendment which are not otherwise defined herein shall have the meaning ascribed to them in the Operating Agreement.

[Remainder of Page Intentionally Left Blank; and Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment to Operating Agreement effective as of the day and year first above written.

MGI HOLDINGS, INC., a Nebraska corporation, Sole Member

By	/s/ Michael R. McCarthy
Michael R. McCarthy, Chairman

FULCRUM FINANCIAL HOLDINGS, LLC

By:	McCarthy Capital Corporation, Manager

	By	/s/ Michael R. McCarthy
Michael R. McCarthy, Chairman